Exhibit 99.1

November 10, 2010

BRIDGFORD FOODS CORPORATION (NASDAQ-BRID) DECLARES CASH DIVIDEND

Anaheim, California - Bridgford Foods Corporation (Nasdaq-BRID) today announced that its Board of Directors has approved a one-time cash dividend of $0.10 per share of common stock for shareholders of record on November 23, 2010, payable on December 20, 2010, based on operations to date for fiscal year 2010.

Bridgford Foods Corporation is currently preparing its 2010 annual report and will distribute copies to shareholders when completed.

Bridgford Foods Corporation is a producer of frozen dough, microwaveable sandwiches, dry sausage, processed meats and other convenience food products.

CONTACT:	Bridgford Foods Corporation
R. Lancy, 714/526-5533